Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to the Offering Statement on Form 1-A/A of our report dated May 7, 2024, with respect to the consolidated financial statements of Twin Hospitality I, LLC (formerly known as FAT Brands Twin Peaks I, LLC) as of December 31, 2023 and for the year then ended, included in the 2024 Annual Report on Form 10-K of Twin Hospitality Group Inc.

We also consent to the reference to our firm under the caption “Experts”.

/s/ CohnReznick LLP
Los Angeles, California
November 25, 2025